Section 906 Certifications

I, Linwood E. Bradford Jr., a Principal Executive Officer of TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of TH Lee, Putnam Emerging Opportunities Portfolio.

Date: January 6, 2006 /s/ Linwood E. Bradford Jr. ______________________ Linwood E. Bradford Jr. Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, a Principal Financial Officer of TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of TH Lee, Putnam Emerging Opportunities Portfolio.

Date: January 6, 2006 /s/ Steven D. Krichmar ______________________ Steven D. Krichmar Principal Financial Officer